Exhibit 99.1

SiriusXM to Make $480 Million Strategic Investment in Pandora

Investment to Provide Pandora Capital to Unlock Full Value

NEW YORK, NY and OAKLAND, CA - June 9, 2017 - SiriusXM (NASDAQ: SIRI) and Pandora (NYSE: P) today announced an agreement under which SiriusXM will make a $480 million strategic cash investment in Pandora.

Under the terms of the agreement, a subsidiary of SiriusXM will purchase an aggregate of $480 million in newly issued Series A convertible preferred stock of Pandora. SiriusXM purchased $172.5 million of Series A preferred stock upon execution of the agreement and has agreed to purchase the balance of the Series A preferred stock at a second closing. The Series A preferred stock will represent a stake of 19% of Pandora’s currently outstanding common stock and a 16% stake on an as-converted basis.

The Series A preferred stock is convertible into common stock at a purchase price of $10.50 per share. The conversion price of the Series A preferred stock is approximately a 14.2% premium to Pandora’s volume weighted average price for the 20-day period preceding June 9, 2017. The Series A preferred stock will bear a 6% cumulative dividend, payable in cash, accretion of the Series A preferred stock or a combination thereof.

Through this agreement, SiriusXM is making a strategic investment in the leading U.S. provider of ad-supported digital radio. With a loyal quarterly audience of nearly 100 million listeners in the U.S., Pandora is by far the leading player in the burgeoning digital audio advertising market. The capital provided through the SiriusXM investment will allow Pandora to make targeted investments and capitalize on opportunities to build on its position in the streaming radio business.

Jim Meyer, Chief Executive Officer of SiriusXM, said, “This strategic investment in Pandora represents a unique opportunity for SiriusXM to create value for its stockholders by investing in the leader in the ad-supported digital radio business, a space where SiriusXM does not play today. Pandora’s large user base and its ability to provide listeners with a personalized music experience are tremendous assets. With its strong technology and new product offerings, we believe there are exciting opportunities for Pandora to accelerate its growth and increase value for Pandora and SiriusXM stockholders.”

"Liberty Media has long recognized the strength of the Pandora brand and the opportunities in the ad-supported digital radio market,” said Greg Maffei, Chairman of the SiriusXM Board of Directors and Chief Executive Officer of Liberty Media Corporation. “We are very supportive of SiriusXM’s strategic investment.”

When the transaction closes, three individuals designated by SiriusXM will be named to the Pandora Board of Directors. One of those individuals will serve as Chairman and SiriusXM designated directors will serve as select Board committee representatives. With these appointments, the Pandora Board will be expanded to consist of nine directors.

“Pandora’s Board and management team are committed to driving stockholder value and have carefully evaluated alternative strategies as part of the process disclosed on May 8,” said Tim Leiweke, member of Pandora’s Board of Directors. “We are pleased that the conclusion of that process resulted in a major investment by SiriusXM. With this investment, we have the backing of one of the media industry’s most successful investors and significant capital to accelerate growth. Pandora is now poised to advance to the next stage of the company’s lifecycle. Lastly, this transaction ensures that Pandora stockholders get the benefit of additional capital from an important strategic investor who can help enhance stockholder value.”

“The investment from SiriusXM infuses resources to help Pandora continue to grow and innovate,” said Pandora CEO and founder Tim Westergren. “With the strategic review behind us, and a strong balance sheet, we look forward to focusing on business execution and the optimization of our strategy.”

In connection with the transaction, Pandora agreed with an affiliate of Kohlberg Kravis & Roberts to terminate their Investment Agreement announced on May 8, 2017, and pay KKR a termination fee of $22.5 million.

Pandora is required to redeem the Series A preferred stock on the fifth anniversary of the closing for an amount equal to its liquidation preference plus all accrued and unpaid dividends. Pandora can also redeem the Series A preferred stock at any time after the third anniversary of the closing if the daily volume weighted average price of Pandora’s common stock is greater than or equal to 175% of the then applicable conversion price for a period of at least 20 days during a 30 day trading window prior to the notice of redemption.

SiriusXM will be subject to certain standstill restrictions, including, among other things, that it will be restricted from acquiring additional securities of Pandora for 18 months. After that period and for so long as a director designated by it is serving on the Board of Directors, SiriusXM has agreed not to acquire more than 31.5% of Pandora’s equity securities without the approval of Pandora’s Board of Directors.

The second closing contemplated by the agreement is subject to customary closing conditions, including antitrust approval, and is expected to close by the fourth quarter. The agreement may be terminated by either party if closing has not occurred by February 1, 2018.

Additional information relating to the SiriusXM investment may be found in the Form 8-K that will be filed by Pandora with the U.S. Securities and Exchange Commission.

Allen & Company LLC and BofA Merrill Lynch are serving as financial advisors to SiriusXM and Jones Day and Simpson Thacher & Bartlett LLP are serving as its legal counsel. Centerview Partners LLC and Morgan Stanley & Co. LLC are serving as financial advisors to Pandora and Sidley Austin LLP and Wachtell, Lipton, Rosen & Katz are acting as legal counsel.

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About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world's largest radio company measured by revenue and has approximately 31.6 million subscribers. SiriusXM creates and offers commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment, and a wide-range of Latin music, sports and talk programming. SiriusXM is available in vehicles from every major car company and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and online at SiriusXM. SiriusXM also provides premium traffic, weather, data and information services for subscribers through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™. SiriusXM delivers weather, data and information services to aircraft and boats through SiriusXM Aviation™ and SiriusXM Marine™. In addition, SiriusXM Music for Business provides commercial-free music to a variety of businesses. SiriusXM holds a minority interest in SiriusXM Canada which has approximately 2.8 million subscribers. SiriusXM is also a leading provider of connected vehicles services, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

To download SiriusXM logos and artwork, visit http://www.siriusxm.com/LogosAndPhotos.

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our substantial competition, which is likely to increase over time; our ability to attract and retain subscribers, which is uncertain; interference to our service from wireless operations; consumer protection laws and their enforcement; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; our dependence upon the auto industry; general economic conditions; the security of the personal information about our customers; existing or future government laws and regulations could harm our business; failure of our satellites would significantly damage our business; the interruption or failure of our information technology and communications systems; our failure to realize benefits of acquisitions or other strategic initiatives; rapid technological and industry changes; failure of third parties to perform; our failure to comply with FCC requirements; modifications to our business plan; our indebtedness; our principal stockholder has significant influence over our affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of our common stock; impairment of our business by third-party intellectual property rights; and changes to our dividend policies which could occur at any time. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2016, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

About Pandora

Pandora is the world’s most powerful music discovery platform - a place where artists find their fans and listeners find music they love. We are driven by a single purpose: unleashing the infinite power of music by connecting artists and fans, whether through earbuds, car speakers, live on stage or anywhere fans want to experience it. Our team of highly trained musicologists analyze hundreds of attributes for each recording which powers our proprietary Music Genome Project®, delivering billions of hours of personalized music tailored to the tastes of each music listener, full of discovery, making artist/fan connections at unprecedented scale. Founded by musicians, Pandora empowers artists with valuable data and tools to help grow their careers and connect with their fans.

This press release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into and maintain commercially viable direct licenses with record labels for the right to reproduce and publicly perform sound recordings on our service; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the current period.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

These documents are available online from the SEC or on the SEC Filings section of the Investor Relations section of our website at investor.pandora.com. Information on our website is not part of this release. All forward-looking statements in this press release are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Contacts:

For SiriusXM:

Media:
Patrick Reilly
212-901-6646
patrick.reilly@siriusxm.com

Investors:
Hooper Stevens
212-901-6718
hooper.stevens@siriusxm.com

For Pandora:
Dominic Paschel, 510-842-6960
Corporate Finance & Investor Relations
investor@pandora.com

or

Hani Durzy, 415-385-4264
PR & Corporate Communications
hdurzy@pandora.com